Exhibit 32.1 and 32.2

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of Surna, Inc., (the “Company”) for the quarterly period ended March 31, 2014 as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Tom Bollich, Chief Executive Officer and Principal Executive Officer of the Company, and I, Douglas Mckinnon, Chief Financial Officer and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2014	/s/ Tom Bollich
Tom Bollich
Chairman, Chief Executive Officer and
Principal Executive Officer

/s/ Douglas McKinnon
Douglas McKinnon
Chief Financial Officer and Principal
Financial and Accounting Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.